UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 26, 2015
Northrim BanCorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Alaska	0-33501	92-0175752
________________________ (State or other jurisdiction	_____________ (Commission	_________________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3111 C Street, Anchorage, Alaska		99503
___________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	907-562-0062
Not Applicable
___________________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 26, 2015, Northrim BanCorp, Inc. (the “Company”) and its wholly owned subsidiary, Northrim Bank (the “Bank”) announced that R. Marc Langland intends to retire from his position as a director of the Company and the Bank and his position as the Chairman of the Board of the Company and Chairman of the Board of the Bank effective December 31, 2015. Mr. Langland’s retirement is not due to any disagreement between Mr. Langland and the Company or the Bank on any matter relating to the Company's or the Bank’s operations, policies, or practices.

In addition, effective January, 1, 2016, Joseph M. Beedle will no longer serve as the Chief Executive Officer of the Bank. Mr. Beedle will continue to serve as the President and Chief Executive Officer of the Company.
(c) In connection with Mr. Langland’s retirement, Joseph M. Schierhorn, will be appointed to the board of directors of the Company and the Bank effective January 1, 2016.
In addition, effective January 1, 2016, Mr. Schierhorn will become Chief Executive Officer of the Bank. Mr. Schierhorn will also continue to serve as an Executive Vice President and Chief Operating Officer of the Company and as the President and Chief Operating Officer of the Bank.
Mr. Schierhorn, age 57, joined the Bank in 1990 as Vice President and Commercial Loan Officer and was appointed Senior Vice President, Commercial Loan and Compliance Manager in 2000. In 2001 he was named an executive officer as Senior Vice President, Chief Financial Officer and Compliance Manager of the Company and the Bank.  Mr. Schierhorn was named Executive Vice President, Chief Financial Officer in 2005 and Corporate Secretary in 2013.  In 2013, Mr. Schierhorn was appointed Chief Operating Officer of the Company and the Bank while continuing to serve as the Executive Vice President, Chief Financial Officer, and Corporate Secretary of the Company and the Bank. Mr. Schierhorn served as Chief Financial Officer until May 2014. In March 2015, Mr. Schierhorn was appointed as President of the Bank. Mr. Schierhorn earned his Juris Doctorate and Masters in Management in 1985 and is a certified public accountant and member of the Alaska Bar Association.

Mr. Schierhorn has no family relationships with any current director, director nominee, or executive officer of the Company, and there are no transactions or proposed transactions, to which the Company is a party, or intended to be a party, in which Mr. Schierhorn has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Mr. Schierhorn was not appointed as a director of the Company or the Bank or the Chief Executive Officer of the Bank pursuant to any arrangement or understanding with any other person.
Finally, the Company also announced that Mr. Beedle will assume the duties of Chairman of the Board for the board of directors of both the Company and the Bank effective January 1, 2016. Mr. Beedle will also continue to serve as the President and Chief Executive Officer of the Company.
A copy of the press release issued by the Company on October 26, 2015 is attached hereto as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements – not applicable
(b)	Proforma financial information – not applicable
(c)	Shell company transactions - not applicable
(d)	EXHIBIT	DESCRIPTION
	99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northrim BanCorp, Inc.

October 26, 2015	By:	/s/ Latosha M. Frye
Name: Latosha M. Frye
Title: EVP, Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated October 26, 2015